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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-46357) of FelCor Suite Hotels, Inc. of our report dated February 23, 1996 relating to the consolidated financial statements of Bristol Hotel Company, which appears on page F-2 in the Current Report on Form 8-K of FelCor Suite Hotels dated March 24, 1998.


/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Dallas, Texas
April 20, 1998